UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 18, 2006
LNB BANCORP, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13203	34-1406303

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

457 Broadway, Lorain, Ohio	44052-1769

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 244-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On April 18, 2006, LNB Bancorp, Inc. (the “Company”) held its Annual Meeting of Shareholders, where the Company’s shareholders approved the adoption of the Company’s 2006 Stock Incentive Plan (the “Plan” or the “Stock Incentive Plan”). The Plan was adopted by the Board of Directors of the Company (the “Board”) on February 28, 2006, subject to shareholder approval, and provides for the grant of up to 600,000 common shares of the Company.
     Subject to the limitations contained in the Plan, the Plan provides for the grant of the following types of awards: incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”); nonqualified stock options that do not qualify as incentive stock options under the Internal Revenue Code; stock appreciation rights; performance shares; restricted shares; and restricted share units. Any share subject to an outstanding award under the Plan, or a portion of such award, which expires or is terminated, canceled or forfeited without being exercised will again become available for the granting of awards under the Plan. The Plan will continue for a term of ten years from the date of its approval by the Company’s shareholders, although awards granted on or before the termination of the Plan may extend beyond its termination and the Board generally may amend, alter or discontinue the Plan at any time. Awards granted under the Plan generally are not transferable, except as specified in the Plan.
     The Plan will be administered by a committee (the “Committee”) of at least three Directors who are appointed by the Board, and the Compensation Committee of the Company (or any subcommittee thereof) will serve as the Committee unless otherwise determined by the Board. The Committee has broad discretionary authority to operate and administer the Plan, including, without limitation, the authority to select the officers and key employees eligible to receive awards under the Plan, to grant awards under the Plan and to determine the terms and conditions of such awards, to interpret and otherwise implement the Plan and determine whether any conditions or objectives related to awards have been met and, subject to certain limitations, to amend the terms of outstanding awards under the Plan. In certain instances, the Committee may make appropriate adjustments that it deems equitable in order to prevent dilution or enlargement of benefits under the Plan, and in the event of a change in control of the Company (as defined in the Plan), the Committee has broad authority and sole discretion to take actions it deems appropriate to preserve the value of awards under the Plan.
     The full text of the Plan was included as Appendix A to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 17, 2006, and the summary of the Plan contained in this Current Report on Form 8-K is qualified in its entirety by reference to, and should be read in conjunction with, the Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC. (Registrant)

Date: April 20, 2006	By:	/s/ Terry White

Terry White Chief Financial Officer